                               INVIVO CORPORATION

         OFFER TO PURCHASE FOR CASH 650,000 SHARES OF ITS COMMON STOCK
                    AT A PURCHASE PRICE OF $15.00 PER SHARE

         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
                          AT 9:00 P.M., EASTERN TIME,
          ON TUESDAY, FEBRUARY 11, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                January 13, 2003

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated January 13, 2003, and the related Letter of Transmittal, which together, as they may be amended and supplemented from time to time, constitute the offer, in connection with the offer by Invivo Corporation, a Delaware corporation ("Invivo"), to purchase 650,000 shares of its common stock, $0.01 par value per share.

     Shares properly tendered and not properly withdrawn will be purchased at a purchase price of $15.00 per share, net to you in cash, without interest, on the terms and subject to the conditions of the offer, including the proration provisions. However, because of the proration provisions described in the Offer to Purchase, all of the shares tendered may not be purchased if more than the number of shares Invivo seeks to purchase in the offer are properly tendered. Shares not purchased in the offer because of proration will be returned to the tendering stockholders promptly after the expiration of the offer. Invivo reserves the right, in its sole discretion, to purchase more than 650,000 shares in the offer, subject to applicable law.

     Upon the terms and subject to the conditions of the offer, if more than 650,000 shares, or such greater number of shares as Invivo may elect to purchase, subject to applicable law, have been properly tendered and are not properly withdrawn before the expiration date, Invivo will purchase such properly tendered shares on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares. If proration of tendered shares is required, Invivo will determine the proration factor promptly after the expiration date. Proration for each stockholder tendering shares will be based on the ratio that the number of shares properly tendered and not properly withdrawn by such stockholder bears to the total number of shares properly tendered and not properly withdrawn by all stockholders. The preliminary results of any proration will be announced by press release promptly after the expiration date. You may obtain preliminary proration information from Invivo and may also be able to obtain such information from your broker.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. Because the terms and conditions of the Letter of Transmittal will govern the tender of the shares we hold for your account, you should read the Letter of Transmittal carefully. HOWEVER, WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES THAT WE HOLD FOR YOUR ACCOUNT. You must use the attached Instruction Form to properly tender shares that we hold for your account. You should also read the Offer to Purchase carefully before making any decision regarding the offer.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the offer.

     We call your attention to the following:

          1. You may tender shares at a price of $15.00 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. You should consult with your broker on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The offer is not conditioned upon any minimum number of shares being tendered. The offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

          4. The offer, proration period and withdrawal rights will expire at 9:00 p.m., Eastern Time, on Tuesday, February 11, 2003, unless Invivo extends the offer.

          5. The offer is for 650,000 shares, constituting approximately 14.5% of the shares outstanding as of January 6, 2003.

          6. Tendering stockholders who are registered stockholders or who tender their shares directly to U.S. Stock Transfer Corporation will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Invivo's purchase of shares under the offer.

          7. As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct us to tender the shares we hold for your account, and you subsequently decide to change your instructions or withdraw your tender of shares, you may do so by submitting a new Instruction Form. However, the new Instruction Form will be effective only if it is received by us in ample time to permit us to submit a new tender on your behalf before the expiration date of the offer. The offer is scheduled to expire at 9:00 p.m., Eastern Time, on Tuesday, February 11, 2003. Upon receipt of a timely submitted new Instruction Form, your previous Instruction Form will be deemed canceled. If your new Instruction Form directs us to withdraw your tender of shares, you may later re-tender those shares by timely submitting a new Instruction Form.

          8. Invivo's Board of Directors has approved the offer. However, neither Invivo nor its Board of Directors makes any recommendation to you as to whether you should or should not tender your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender. Some of Invivo's directors and executive officers have advised Invivo that they, or entities affiliated with them, intend to tender shares in the offer.

     This letter has been prepared by Invivo and is being sent to you by us at Invivo's request. Unless you direct us on the attached Instruction Form to tender the shares we hold for your account, no shares will be tendered.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM. IF YOU AUTHORIZE US TO TENDER YOUR SHARES, WE WILL TENDER ALL SUCH SHARES UNLESS YOU SPECIFY OTHERWISE ON THE ATTACHED INSTRUCTION FORM.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 P.M., EASTERN TIME, ON TUESDAY, FEBRUARY 11, 2003, UNLESS INVIVO EXTENDS THE OFFER.

     The offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Invivo by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

                        INSTRUCTION FORM WITH RESPECT TO
                               INVIVO CORPORATION

         OFFER TO PURCHASE FOR CASH 650,000 SHARES OF ITS COMMON STOCK
                    AT A PURCHASE PRICE OF $15.00 PER SHARE

     The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated January 13, 2003, and the related Letter of Transmittal, which Offer to Purchase and Letter of Transmittal together, as they may be amended and supplemented from time to time, constitute the offer in connection with the offer by Invivo Corporation, a Delaware corporation ("Invivo"), to purchase 650,000 shares of its common stock, $0.01 par value per share, upon the terms and subject to the conditions of the offer.

     The undersigned understands that shares not properly withdrawn will be purchased at a purchase price of $15.00 per share, net to the seller in cash, without interest, on the terms and subject to the conditions of the offer, including the proration provisions described in the Offer to Purchase, and that, because of the proration provisions described in the Offer to Purchase, all of the shares tendered may not be purchased if more than the number of shares Invivo seeks to purchase in the offer are properly tendered. The undersigned understands that shares not purchased because of proration will be returned promptly to the tendering stockholder after the expiration of the offer. The undersigned understands that Invivo has reserved the right, in its sole discretion, to purchase more than 650,000 shares in the offer, subject to applicable law.

     The undersigned hereby instructs you to tender to Invivo the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at a price of $15.00 per share, under the terms and subject to the conditions of the offer.

     Aggregate number of shares to be tendered by you for the account of the undersigned:

                  ------------------------------------ shares*

---------------

* Unless otherwise indicated above, if you complete and return this form, all of the shares we hold for your account will be tendered.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

                                 SIGNATURE PAGE

--------------------------------------------------------------------------------
                           (AUTHORIZED SIGNATURE(S))

Dated: ------------------------------ , 2003

Name(s):
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity (full title):
--------------------------------------------------------------------------------
                                (IF APPLICABLE)

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
              (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(Area Code) Telephone Number:
--------------------------------------------------------------------------------